Exhibit 10.3


                               OPERATING AGREEMENT
                                       OF
                             THE JORDAN COMPANY LLC


            OPERATING AGREEMENT of The Jordan Company LLC, a New York limited liability company (the "LLC"), dated as of July 23, 1998, among THE JOHN W. JORDAN II REVOCABLE TRUST, DAVID W. ZALAZNICK and LEUCADIA, INC., a New York corporation (hereinafter referred to collectively as the "Members" and individually as a "Member").

            WHEREAS, effective as of February 1, 1982, The Jordan Company, a New York general partnership (the "Partnership"), was formed pursuant to the Articles and Agreement of General Partnership, as amended and restated by the Fourth Restatement, dated as of December 31, 1996, of the Articles and Agreement of General Partnership, as further amended to date (the "Partnership Agreement"); and

            WHEREAS, the partners of the Partnership are The John W. Jordan II Revocable Trust, David W. Zalaznick and Leucadia, Inc., a New York corporation (in such capacity, the "Partners"); and

            WHEREAS, pursuant to that certain Agreement of Conversion, dated as of July 22, 1998 among the Partners, the Partners have agreed to convert the Partnership into a limited liability company pursuant to Section 1006 of the




NYFS04...:\30\76830\0001\1197\AGR0247V.40D

Limited Liability Company Law of the State of New York (the
"NYLLC Law") (the "Conversion"); and

            WHEREAS, a Certificate of Conversion of Partnership to a Limited Liability Company was filed with the Department of State of the State of New York by the Partnership on July 23, 1998; and

            WHEREAS, in accordance with the Conversion, the Partners desire to amend the Partnership Agreement for the purpose of converting the Partnership Agreement into an Operating Agreement and to make such other changes to the Partnership Agreement in accordance with the NYLLC Law.

            WHEREAS, all references to the LLC contained herein are deemed to be references to the Partnership for periods prior to the effective time of this Operating Agreement.

            NOW, THEREFORE, the parties hereto agree as follows:

                                ARTICLE I
                              ORGANIZATION

Section 1.1.  Formation and Name of LLC

            The parties do hereby convert the Partnership into a limited liability company pursuant to the provisions of the NYLLC Law to engage, for the period and upon the terms and conditions hereinafter set forth, in the business of



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generating fees by seeking out attractive businesses for acquisition; arranging the terms of acquisition and the financing thereof and assisting the management of such businesses after acquisition (the companies acquiring such businesses are hereinafter collectively called the "Clients" and individually as a "Client"). The business of the LLC shall be conducted under the name "The Jordan Company LLC."


Section 1.2. Purposes and Powers

            The purposes for which the LLC is formed are as follows:

            (a) to seek out attractive businesses (other than in the financial services area) for acquisition (herein referred to as "Buy-Outs") for Clients, to arrange the terms of the Buy-Outs, to arrange financing to effect the Buy-Outs for Clients, to negotiate opportunities to invest in Clients in connection with the Buy-Outs, to assist Clients in the management and financing of their businesses after Buy-Outs, and to perform investment banking services generally;

            (b) to hold, maintain and/or invest all or any part of the assets, properties or funds of the LLC in cash or in cash equivalents, including, without limitation, interest-bearing securities of the United States of America or any agency or instrumentality thereof, or other



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governmental securities, high-rated state and municipal bonds and debt obligations of U.S. national banks;

            (c) to lend (for any term or period, whether or not beyond the term of the LLC hereunder) any of its assets, properties or funds, either with or without security;

            (d) to open, maintain and close accounts, including margin accounts, with brokers;

            (e) to open, maintain and close bank accounts and draw checks and other orders for the payment of monies;

            (f) to engage appraisers, accountants, custodians, investment advisors, attorneys and all other agents and assistants, both professional and nonprofessional, and to compensate them in such amounts as may be necessary or advisable;

            (g) to enter into, make and perform all contracts, agreements and other undertakings as may be reasonably necessary or advisable or incident to carrying out its purposes; and

            (h) to sue, prosecute, settle or compromise claims against third parties, to compromise, settle or accept judgment or claims against the LLC and to execute all documents and to make all representations and waivers in connection therewith.



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            In furtherance of the aforesaid purposes, the LLC shall have all powers necessary, suitable or convenient for the accomplishment thereof, alone or with others, as principal or agent.

Section 1.3.  Principal Office

            The principal place of business of the LLC shall be at 767 Fifth Avenue, New York, New York 10153, or at such place as may be designated by a Managing Director (hereinafter defined).

Section 1.4.  Term

            The LLC shall commence as of the date of filing of the Certificate of Conversion of Partnership to a Limited Liability Company with the Department of State of the State of New York and shall continue until dissolved as provided in Section 5.4 hereof.

Section 1.5.  Definitions

            (a) For purposes of this Agreement, the following terms (in addition to other terms defined herein) shall have the following meanings:

            "Additional Capital Contributions" shall have the meaning set forth in Section 3.3 hereof.

            "Affiliate" shall mean a natural person, partnership, corporation or other entity that, directly or indirectly, through one or more intermediaries, controls or



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is controlled by or is under common control with another person, partnership, corporation or other entity.

            "Bankruptcy" with respect to any Member shall mean an adjudication that the Member is bankrupt or insolvent, the admission by the Member of inability to pay debts as they mature, the making by the Member of an assignment for the benefit of creditors, the filing by the Member of a petition in bankruptcy or a petition for relief under any section of the United States Federal Bankruptcy Act or any other applicable state insolvency statute or an answer admitting or failing to deny the allegations of such petition, the filing against the Member of any such petition unless such petition is discharged, vacated or stayed within 60 days from the date of filing thereof, the appointment of a trustee, conservator or receiver for all or a substantial part of the Member's assets unless such appointment is discharged, vacated or stayed within 60 days from its effective date, or the imposition of a judicial or statutory lien on all or a substantial part of the Member's assets unless such lien is discharged or vacated or the enforcement thereof stayed within 60 days from its effective date.

            "Capital Accounts" shall have the meaning set forth in Section 3.1 hereof.



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
            "Capital Contributions" shall mean, with respect to any Capital Account, the sum of the Initial Capital Contribution and any Additional Capital Contributions made with respect to such Capital Account.

            "Committee" shall mean the four individuals then serving, one of whom shall be appointed by each Managing Director so long as there are two Managing Directors (initially John W. Jordan II as appointee of The John W. Jordan II Revocable Trust and David W. Zalaznick as appointee of David W. Zalaznick) and two of whom shall be appointed by Leucadia, Inc. (initially Ian
M. Cumming and Joseph S. Steinberg). If, at any time, there shall only be one Managing Director, he shall have the right to appoint two members of the Committee.

            "Initial Capital Contribution" shall have the meaning set forth in
Section 3.2 hereof.

            "Legal Representative" shall mean any and all executors, administrators, personal representatives, committees, guardians, receivers, fiduciaries, conservators or trustees, in Bankruptcy or otherwise, of a Member.

            "Leucadia Committee Members" shall mean Ian M. Cumming and Joseph S. Steinberg, or such other members of the Committee as shall be appointed by Leucadia, Inc.



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
            "Liquidating Agent" shall have the meaning set forth in subsection
(b) of Section 5.4 hereof.

           "Manager" shall mean the Managing Directors and any member of the Committee, in each case acting in such capacity.

            "Managing Director" shall mean each of The John W. Jordan II Revocable Trust and David W. Zalaznick and, unless the context indicates otherwise, shall include any successor Managing Director. Where action is required to be taken under this Agreement by a Managing Director, the Managing Directors shall mutually agree on which Managing Director shall so act. If the Managing Directors are unable to so agree, the Managing Director to take action shall be determined by the Leucadia Committee Members.

            "Permanent Disability" shall mean, with respect to any natural person, (i) his inability, by reason of illness, insanity or incompetence (whether or not adjudicated) or otherwise to perform his principal duties and functions hereunder for a period of four consecutive months or (ii) the earlier adjudication of his insanity or incompetency.

            "Termination" shall mean, with respect to The John W. Jordan II Revocable Trust, (i) the revocation or other termination of such trust, (ii) the failure of John W. Jordan II to be sole trustee or (iii) the death or Permanent



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
Disability of John W. Jordan II, unless in the case of (ii) and (iii) the Members, each in the exercise of its sole discretion, shall have unanimously approved a substitute therefor.

            (b) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole as the same may from time to time be amended or supplemented, and not to any particular Article, Section or subsection contained in this Agreement.

Section 1.6.  Fiscal Year

            The fiscal year of the LLC for financial, accounting and tax purposes shall end upon each December 31.


                               ARTICLE II

                         MANAGEMENT OF BUSINESS

Section 2.1.  Services of Messrs. Jordan and Zalaznick

                  Throughout the term of the LLC:

            (a) Leucadia, Inc. shall include Messrs. Jordan and Zalaznick and the LLC's other employees under its medical and other employee benefit plans (other than pension, stock option, retirement, bonus and similar plans) if arrangements toward that end can be effected with the carriers and the LLC shall reimburse Leucadia, Inc. for the incremental costs thereof;



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            (b) The John W. Jordan II Revocable Trust agrees to use its best efforts to cause John W. Jordan II (or, in the event of his death or Permanent Disability, such substitute, if any, as the Members shall unanimously approve) to fulfill the obligations set forth in Section 2.1(c) hereof; and

            (c) Each of Messrs. Jordan (or his substitute, if any) and Zalaznick, and any other individual retained pursuant to Section 2.2 hereof shall, for the term of the LLC, not be obligated to devote full time to the conduct of the LLC's affairs but shall devote so much of his business time as shall be necessary for the proper conduct of the LLC's affairs, to implement the purposes set forth in Section 1.2 hereof and to perform services for The Jordan/Zalaznick Capital Company ("JZCC"), JZ Equity Partners PLC, Jordan/Zalaznick Advisers, Inc., Jordan Industries, Inc. ("JII") and any other partnerships or entities of which The John W. Jordan II Revocable Trust, David
W. Zalaznick and Leucadia, Inc. are the sole general partners or controlling shareholders.







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
Section 2.2.  Managing Directors

            Third parties dealing with the LLC may rely conclusively upon the power and authority of a Managing Director as herein set forth.

            A Managing Director shall have the right to manage the LLC's business including the right to (i) sign, endorse, negotiate, and transfer any check, draft or other instrument of the LLC; and (ii) take all other action on behalf of the LLC authorized by this Agreement to be taken by a Managing Director. A Managing Director shall have the right to select an individual to be retained by the LLC to perform services in implementation of the purposes set forth in Section 1.2 hereof, subject to the terms set forth in Section 2.1 hereof.

            A Managing Director shall not, without the written consent of three other members of the Committee, have the authority to do any of the following:
(i) to pledge, hypothecate, assign, encumber or otherwise so act with respect to LLC assets; (ii) to borrow on behalf of the LLC; (iii) to take any action in contravention of this Agreement; (iv) to taken any action which would make it impossible to carry on the LLC's business; (v) to sell or exchange all or substantially all of the LLC's assets; (vi) to admit any additional Members;
(vii) to amend this Agreement or to



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change or reorganize the LLC into any other legal form; or (viii) modify the terms under which Messrs. Jordan and Zalaznick are retained by the LLC.

Section 2.3.  Delegation of Authority

            Each of the Managing Directors is delegated the authority to cause or permit the LLC to do any and all other things not specifically permitted in
Section 2.2 as in his judgment shall be necessary or desirable for the benefit of the LLC, with the prior written consent of at least three members of the Committee; provided the LLC shall not without the unanimous prior written consent of the Members engage in any business activity other than as set forth in Section 1.2.

Section 2.4.  Permitted Transactions

            (a) Each of the Members consents that any Member and any Affiliate of any Member may, directly or indirectly, engage in or possess an interest in any other present or future business venture of any nature or description for his or its own account, independently or with others, including, without limitation, any aspect of the securities or financing business; and neither the LLC nor any Member shall have any rights in or to such independent venture or the outcome or profit derived therefrom. Notwithstanding the foregoing, neither the John W. Jordan II Revocable Trust,



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John W. Jordan II nor David W. Zalaznick shall, during the term hereof, engage in any activities of the nature set forth in Section 1.2 except (i) for the account of and on behalf of the LLC, the Jordan/Zalaznick Capital Company or any other partnership of which The John W. Jordan II Revocable Trust, David W. Zalaznick and Leucadia, Inc. are the sole general partners or (ii) as set forth in Exhibit A hereto.

            (b) The fact that any employee, partner, officer or director of either a Member or an Affiliate of a Member, or that any Member, Affiliate of a Member or member of any individual Member's family, is employed by, or is directly or indirectly interested in or connected with, or is, any person, firm or corporation employed by the LLC to render or perform a service, or from or through whom the LLC may make any sale or purchase, shall not prohibit the LLC from engaging in any transaction with such person, firm or corporation, or create any duty of legal justification additional to that which would exist if such person, firm or corporation was not so related to the LLC, and neither the LLC nor any other Member shall have any rights in or to any income or profit derived from such transaction by such Member, person, firm or corporation.



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            (c) The LLC is specifically authorized to utilize any Affiliate of an LLC, or any of the legal counsel, accountants and/or other experts or advisers heretofore or hereafter utilized by a Member or any of his or its Affiliates, to provide services to the LLC. Each Managing Director is specifically authorized to cause the LLC to pay any such Affiliate, legal counsel, accountant and/or other expert or adviser a fee for any such services to the LLC, provided that the Managing Director, in good faith, determines that such fee is comparable to that which would be charged to customers not affiliated with a Member for similar services.

            (d) The retention by the LLC of the services of any Affiliates of a Member shall not constitute any such Affiliate a co-partner or joint venturer with the LLC, and the relationship of the LLC to each such Affiliate shall at all times remain that of principal and independent contractor, respectively.

Section 2.5. Loans

            Any Member may, but shall not be required to, make loans to the LLC and in respect of such loans shall, to the extent permitted by applicable law, be treated as a creditor of the LLC. Such loans and interest thereon (at terms agreed upon by the lending Member and at least three members



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of the Committee) shall constitute obligations of the LLC. Any such loans shall not increase such Member's capital contribution or entitle him or it to any increase in his or its share of the profits of the LLC nor subject him or it to any greater allocated portion of losses which he or it may sustain as provided herein.

            Section 2.6. Liability of Members; Exculpation of Manager; Indemnification

            (a) The Members shall not have any liability for the obligations or liabilities of the LLC except to the extent provided in the NYLLCL.

            (b) No Manager (which shall include a Member in his or its capacity as a Manager) shall be liable, in damages or otherwise, to the LLC or to any of the Members, for any act or omission on his or its part, or any act or omission of any employee, agent or attorney-in-fact of the LLC, except for the results of his or its own gross negligence, willful misconduct or bad faith. The LLC shall indemnify, defend and hold harmless each Member or Manager (including a Managing Director) from and against any costs, expenses, damages, claims, and personal liability including judgments, fines, amounts paid in settlement (with the consent of three members of the Committee) and related expenses (including fees and expenses of counsel) arising



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out of any claim or liability of any nature whatsoever in respect of the assets or business of the LLC, except where attributable to the gross negligence, willful misconduct or bad faith of the Member or the Manager (including a Managing Director).

            (c) The indemnification permitted under Section 420 of the NYLLC Law shall be in addition to any other rights to which each Member and Manager (an "Indemnitee") may be entitled under any agreement or vote of the Members, as a matter of law or otherwise, both (i) as to action in the Indemnitee's capacity as a Member, Manager or as an officer, director, shareholder, member or partner of a Member, Manager or of an Affiliate, and (ii) as to action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

            (d) The LLC may purchase and maintain insurance on behalf of one or more Indemnitees and other persons against any liability which may be asserted against, or expense which may be incurred by, any such person in connection with the LLC's activities, whether or not the LLC would have the power to indemnify such person against such liability under the provisions of this Agreement.



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            (e) Any indemnification hereunder shall be satisfied only out of the assets of the LLC, and the Members and the Manager shall not be subject to personal liability by reason of these indemnification provisions.

            (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 2.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted or not prohibited by the terms of this Agreement.

            (g) The provisions of this Section 2.6 are for the benefit of each Indemnitee and his heirs, successors, assigns, administrators and personal representatives as provided herein, and shall not be deemed to create any rights for the benefit of any other persons.

Section 2.7. Other Matters Concerning the Members

            (a) Each Member or Manager may rely on, and shall be protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties.



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            (b) For purposes of this Agreement, each Member or Manager may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, other consultants and advisers selected by it, any one or more agents or employees of the LLC and any advice or opinion of any such person as to matters which such Member reasonably believes to be within such person's professional or expert competence, and any act or omission, if done or omitted to be done in reliance upon any such advice or opinion, will be conclusively presumed to have been done or omitted to be done in good faith and not to constitute fraud, gross negligence or willful or wanton misconduct.

                               ARTICLE III

                 CAPITAL ACCOUNTS; CAPITAL CONTRIBUTIONS

Section 3.1.  Capital Accounts

            There shall be one class of capital account ("Capital Accounts") maintained on the books of the LLC. Separate Capital Accounts shall be maintained for each Member for the Member's respective capital contributions to the LLC. Each Capital Account for a Member shall consist of (i) the Initial Capital Contribution with respect to such Capital Account, (ii) increased by (a) any Additional Capital Contributions to such Capital Account made by the Member and (b) the Member's share of income and gains



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allocated to such Capital Account and (iii) decreased by (a) any distributions made to the Member with respect to such Capital Account and (b) the Member's share of losses and deductions with respect to such Capital Account.

Section 3.2.  Initial Capital Contributions

            The initial Capital Contributed in cash on behalf of each Member with respect to each Capital Account (the "Initial Capital Contribution") was as follows: The John W. Jordan II Revocable Trust - $1; David W. Zalaznick - $1; and Leucadia, Inc. - $75,000.

Section 3.3.  Additional Capital Contributions

            During the time of the LLC, Leucadia, Inc. shall make additional cash contributions to the LLC with respect to its Capital Account as follows:
(i) on each of January 2, 1990, April 1, 1990, July 1, 1990 and October 1, 1990
- $625,000; (ii) on each of January 2, 1991, April 1, 1991, July 1, 1991 and
October 1, 1991 - $687,500 and (iii) on each of January 2, 1992, 1993, 1994,
1995 and 1996, April 1, 1992, 1993, 1994, 1995 and 1996, July 1, 1992, 1993,
1994, 1995 and 1996 and October 1, 1992, 1993, 1994, 1995 and 1996, - $750,000;
on each of January 2, 1997, 1998 and 1999, April 1, 1997, 1998 and 1999, July 1,
1997, 1998, and 1999 and October 1, 1997, 1998 and 1999 - $1,000,000.




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
            Section 3.4. No Interest on or Withdrawal of Capital Contributions

            No interest shall be paid to any Member on his or its Capital Contributions to the LLC. No Member shall be entitled to withdraw any of his or its Capital contributions to the LLC, nor shall any Member have any right to receive any funds or property of the LLC, except as provided in this Agreement.

                               ARTICLE IV

                   ADMISSION AND WITHDRAWAL OF MEMBERS

Section 4.1.  Withdrawal by Member

            Without the written consent of at least three members of the Committee, no Member shall withdraw from the LLC prior to its dissolution pursuant to subsection (a) of Section 5.4 hereof.

Section 4.2.  Admission of Additional Members

            Except as provided in Section 4.3 hereof or as otherwise agreed to in writing by all Members, no additional Member shall be admitted to the LLC.

Section 4.3.  Sale of LLC Interest; Substituted Member

            Without the written consent of all members of the Committee, no Member may sell, assign, transfer, pledge, hypothecate or encumber all or any part of his interest (including a beneficial interest in the right to receive



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distributions and allocations of profit and loss) in the LLC.

Section 4.4. Resignation, Removal, Termination, Bankruptcy, Death or Permanent Disability of a Managing Director

            (a) A Managing Director shall be removed as Managing Director by a writing signed by at least three members of the Committee.

            (b) In the event of the resignation, removal, Bankruptcy, Termination, death or Permanent Disability of all Managing Directors, if at such time there is more than one Managing Director, or, if there is only one Managing Director at such time, in the event of such sole Managing Director's resignation, removal, Bankruptcy, Termination, death or Permanent Disability, the LLC shall dissolve; provided, however, that the Members acting unanimously may appoint a successor Managing Director(s) within 60 days of the resignation, removal, Bankruptcy, Termination, death or Permanent Disability of the Managing Director(s) to continue the business of the LLC. For purposes of the appointment of a successor Managing Director, a Managing Director who has been removed or otherwise is no longer serving as such pursuant to (a) above shall be deemed to have appointed such successor as shall have been designated by the other Members.



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            (c) Notwithstanding anything to the contrary contained herein, a
Managing Director who has resigned or been removed shall have the right to retain his interest in the LLC, and the Legal Representative of such a Managing Director shall succeed to the rights of the Managing Director to receive allocations and distributions hereunder. In the event that the Members elect to continue the business of the LLC in accordance with subsection (b) above following the Termination, death or Permanent Disability of the Managing Director, the right of the Managing Director (or his Legal Representative) to receive distributions pursuant to Section 5.1(a) shall be limited to, and shall terminate in full upon payment of, (i) Net Buy-Out Fees and Net Investment Banking Fees in respect of Buy-Outs completed on or before the date of Termination, death or Permanent Disability or for which a definitive agreement had been executed on or before such date and (ii) Net Consulting Fees (and directors fees) accrued to the date of Termination, death or Permanent Disability.

Section 4.5. Bankruptcy, Dissolution, Liquidation, Termination, Death or
             Permanent Disability of a Member

            (a) In the event of the Bankruptcy, dissolution, liquidation, Termination, death or Permanent Disability of a Member (other than an event dealt with under Section 4.4



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hereof) (the "Withdrawing Member"), the LLC shall dissolve; provided, however, that the remaining Members acting unanimously shall have the right, but not the obligation, to continue the business of the LLC by notifying a Managing Director within 60 days after the Bankruptcy, dissolution, liquidation, Termination, death or Permanent Disability of the Withdrawing Member. In the event that the Members so elect to continue the business of the LLC, the Legal Representative of the Withdrawing Member shall succeed to the rights of such Withdrawing Member hereunder.

            (b) In the event that the Members elect to continue the business of the LLC in accordance with subsection (a) above following the Termination, death or Permanent Disability of a Member other than the Managing Director, the right of the Withdrawing Member to receive distributions pursuant to Section 5.1(a) shall be limited to, and shall terminate in full upon payment of, (i) Net Buy-Out Fees and Net Investment Banking Fees in respect of Buy-Outs completed on or before the date of Termination, death or Permanent Disability or for which a definitive agreement had been executed on or before such date and (ii) Net Consulting Fees (and directors fees) accrued to the date of Termination, death or Permanent Disability.



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
                                ARTICLE V
                       DISTRIBUTIONS AND EXPENSES;
              ALLOCATION OF PROFIT AND LOSS; OPPORTUNITIES;
                  DISSOLUTION AND LIQUIDATION; RESERVES

Section 5.1.  Distributions

            (a) A Managing Director, upon the written consent of at least three members of the Committee, may cause the LLC to make distributions to the Members. The amount of distributions to which each Member shall be entitled shall be calculated by the Managing Director based on fees received to date. Specifically, the Managing Director shall allocate fees to the Members as follows:

                  (i) Fees received by the LLC in connection with effecting
            Buy-Outs ("Net Buy-Out Fees") shall be allocated as follows:

                        (A) Fees earned prior to December 31, 1983 (plus the
                  David B. Lilly transaction) The John W. Jordan II Revocable Trust - 30%; David W. Zalaznick - 20%; and Leucadia, Inc.
                  - 50%.

                        (B) Fees earned in calendar 1984 - The John W. Jordan II
                  Revocable Trust - 39%; David W. Zalaznick - 26%; and Leucadia, Inc. - 35%.




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
                        (C) Fees earned in calendar 1985 - The John W. Jordan II
                  Revocable Trust - 35%; David W. Zalaznick - 35%; and Leucadia, Inc. - 30%.

                        (D) Fees earned in calendar 1986 - The John W. Jordan II
                  Revocable Trust - 37.5%; David W. Zalaznick - 37.5%; and Leucadia, Inc. - 25%.

                        (E) Fees earned in calendar 1987 and thereafter - The
                  John W. Jordan II Revocable Trust - 37.5%; David W. Zalaznick
                  - 37.5%; and Leucadia, Inc. - 25%.

                  (ii) Fees received from other investment banking services
            ("Net Investment Banking Fees") shall be allocated in the same manner as the Net Buy-Out Fees.

                (iii) Fees received by the LLC for consulting, management or financing services after Buy-Outs ("Net Consulting Fees") shall be allocated as follows:

                        (A) Fees earned from companies involved in Buy-Outs
                  which closed prior to December 31, 1983 (plus the David B. Lilly transaction) - The John W. Jordan II



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
                  Revocable Trust - 25%; David W. Zalaznick - 25%; and Leucadia, Inc. - 50%.

                        (B) Fees earned from companies involved in Buy-Outs
                  which closed in calendar 1984 (except David B. Lilly) - The John W. Jordan II Revocable Trust - 32-1/2%; David W. Zalaznick - 32-1/2%; and Leucadia, Inc. - 35%.

                        (C) Fees earned from companies involved in Buy-Outs
                  which closed in calendar 1985 The John W. Jordan II Revocable Trust - 35%; David W. Zalaznick - 35%; and Leucadia, Inc. - 30%.

                        (D) Fees earned from companies involved in Buy-Outs
                  which closed in calendar 1986 The John W. Jordan II Revocable Trust - 37- 1/2%; David W. Zalaznick - 37-1/2%; and
                  Leucadia, Inc. - 25%.

                        (E) Fees earned from companies involved in Buy-Outs
                  which closed in calendar 1987 and thereafter - The John W. Jordan II Revocable Trust - 37-1/2%; David W. Zalaznick - 37-1/2%; and Leucadia, Inc. - 25%.

                  (iv) Any directors fees earned from Clients shall belong to the individual directors and shall not be LLC property.

            (b) Any distributions pursuant to Section 5.1 shall be made in cash, unless a Managing Director, with the written consent of at least three members of the Committee, shall determine to make all or any portion of such determinations in kind.

Section 5.2.  Allocation of Net Profit and Net Loss

            For federal, state and local income tax purposes, the LLC's income, gains, deductions and losses shall be allocated among the Members as follows:

            (a) For each fiscal year of the LLC, the income and gains of the LLC (other than Client reimbursement) shall be allocated among the parties in the same ratio as cash was distributed or would be distributable pursuant to Section 5.1(a) for the fiscal year.

            (b) For each fiscal year of the LLC, the deductions and losses (other than the expenses reimbursed by Clients) of the LLC shall be allocated as follows:

                  (i) first, to Leucadia, Inc. an amount of deductions and
            losses equal to, in respect of the LLC's initial fiscal year, the sum of Leucadia, Inc.'s Initial Capital Contribution and Additional

            Capital Contributions pursuant to subsection (a) of Section 3.3 hereof to the LLC for such fiscal year and, in respect of each fiscal year of the LLC thereafter, the amount of Leucadia, Inc.'s Additional Capital Contributions pursuant to subsection (a) of
            Section 3.3 hereof to the LLC for such fiscal year; and

                  (ii) then, to the Members to the extent of income and gains of the LLC for such fiscal year, in the same manner as income and gains are allocated for such fiscal year.

Section 5.3.  Client Opportunities

            To the extent that the LLC, in arranging Buy-Outs, becomes aware of opportunities to invest in Clients in connection with Buy-Outs, the LLC shall make available such opportunities to the Members in the percentages set forth in
Section 5.01(a)(i). If any Member chooses not to so invest after being given 10 days to decide, the LLC shall make the opportunity available to the Members who choose to invest in the Client, each such opportunity to be made available to the Members pro rata in accordance with the percentages set forth in Section 5.1(a)(i). It is contemplated that the LLC, in each case subject to the written approval of each of the Members, shall make a portion of the opportunities of which it becomes aware available to persons other than Members, and that the opportunities made available to the Members in accordance with the two preceding sentences of this paragraph shall be net of the opportunities accepted by such other persons.

            It is acknowledged and agreed that Jordan/Zalaznick Advisers, Inc./JZ Equity Partners PLC constituted the "Vehicle" referred to in the Second Restatement of the Articles and Agreement of General Partnership of the Partnership in which the opportunity was made available to the Members in the following percentages: The John W. Jordan II Revocable Trust - 45; David W. Zalaznick - 45%; and Leucadia, Inc. - 10%.

            Leucadia, Inc. shall be given the opportunity to name a director of each Client to the extent that such naming is within the control of the Members or the Managing Directors. The Committee shall meet at least once every twelve months to review the activities of the Managing Director.

Sections 5.4.  Dissolution and Liquidation

            (a) The LLC shall be dissolved on the earliest to occur of the following:

                      (i) the sale, transfer or other disposition of all or substantially all of the assets held by the LLC;

            (ii) the removal, resignation, Bankruptcy, expulsion, Termination, death or Permanent Disability of both of the Managing Directors, unless the Members unanimously elect to continue the business of the LLC, as provided for in Section 4.4(b) hereof;

            (iii) Upon the consent in writing of at least three members of the Committee;

            (iv) Upon the unanimous written consent of all the Members;

            (v) Upon the entry of a decree of judicial dissolution under Section 702 of the NYLLC Law;

            (vi) The Bankruptcy, dissolution, expulsion liquidation, Termination, death or Permanent Disability of a Member (other than that of both of the Managing Directors), unless, within 60 days after such event, the Members unanimously elect to continue the business of the LLC as provided for in
Section 4.5 hereof;

            (vii) On the last day of a calendar quarter upon at least 30 days' prior written notice to that effect given by The John W. Jordan II Revocable Trust or David Zalaznick, as a Managing Director, which notice may only be given if such Managing Director has raised a "Fund." For this purpose, a "Fund" shall be an arrangement or arrangements pursuant to which such Managing Director or his

Affiliate shall have the right to direct the investment of at least $100 million of capital;

            (viii) On the last day of any calendar year upon at least 90 days prior written notice to that effect is given by any Member; or

            (ix) December 31, 1999.

            (b) Upon dissolution of the LLC for any reason, the LLC shall continue in existence for the purpose of winding up its affairs, and the property and business of the LLC shall be liquidated (except as otherwise provided in subsection (d) of this Section 5.4) by a Managing Director, or in the event of the unavailability of either of the Managing Directors, by such Member or other person (the "Liquidating Agent") as shall be designated by Leucadia, Inc.

            (c) As soon as practicable after the effective date of dissolution of the LLC, the LLC's assets shall be distributed in the following manner and order of priority:

                      (i) claims of all creditors of the LLP who are not Members shall be paid and discharged;

                     (ii) claims of all creditors of the LLC who are Members shall be paid and discharged;

                    (iii) the remaining assets shall be distributed to the Members in accordance with Section 5.1(a)(i).

            (d) Whether any assets of the LLC shall be liquidated through sale or shall be distributed in kind, shall be a matter for the discretion of the Managing Director (or the Liquidating Agent) acting with the written consent of three members of the Committee; provided, however, that if distribution is made in kind, in whole or in part, to the extent practicable, the amount of particular securities held by the LLC shall be distributed pro rata in accordance with the applicable priorities set forth in subsections (c)(ii) and
(iii) of this Section 5.4. Upon dissolution of the LLC the name "The Jordan Company LLC" shall belong to The John W. Jordan II Revocable Trust; provided, however, that in the event of the death or Permanent Disability of John W. Jordan II, such name shall belong to David W. Zalaznick (if he shall be alive).

            (e) Each of the Members shall be furnished with a statement prepared by the LLC's accountants which shall set forth the assets and liabilities of the LLC as at the date of complete liquidation. Upon compliance by a Managing Director with the foregoing distribution plan, the Members shall cease to be such, and a Managing Director shall execute, acknowledge and cause to be filed articles of dissolution of the LLC; however, a Managing Director shall retain full authority to direct the disbursement and/or the distribution of the funds, if any, held pursuant to the provisions of this Agreement (including subsection (a) of Section 5.5), which funds shall be distributed in accordance with the priorities set forth in subsection (c) of this Section 5.4.

            (f) No Member shall be personally liable to any other Member for the return of his or its Capital Contributions or any portion thereof; any such return shall be made solely from LLC assets in accordance with the priorities established by this Agreement.

Section 5.5.  Amounts Reserved

            (a) If there is any pending transaction or claim by or against the LLC as to which the interest or obligation of the LLC therein cannot, in the judgment of a Managing Director (or the Liquidating Agent), be then ascertained, then, notwithstanding any other provision of this Agreement to the contrary, (i) if such transaction or claim shall constitute an asset or potential asset of the LLC, the value or potential value thereof as specified by a Managing Director with the written consent of three members of the Committee, shall be added to the valuation of the assets of the LLC for purposes of computing the distributions to be made pursuant to Section 5.1 and/or Section 5.4 hereof, or
(ii) if such transaction or claim shall constitute a liability or potential liability of the LLC, then an amount specified by a Managing Director acting with the written consent of three members of the Committee as a reserve for any loss or probable loss therefrom shall be deducted from the valuation of assets of the LLC for purposes of computing the distributions to be made pursuant to Section 5.1 and/or Section 5.4 hereof, whether or not such reserve is required to be established therefor for financial accounting purposes.

            (b) Upon determination by a Managing Director (or the Liquidating Agent) with the written consent of three members of the Committee that circumstances no longer require the retention of any sum or assets as provided in this Section 5.5, a Managing Director (or the Liquidating Agent) shall, at the earliest practical time pay such sum or deliver such assets, without interest, in accordance with applicable priorities set forth in this Agreement.

Section 5.6. Special Arrangements

            (a) If the John W. Jordan II Revocable Trust or David W. Zalaznick, as a Managing Director or any of their respective Affiliates raises a "Fund," then Leucadia, Inc. shall have a 10% interest in all profit participations received by such Managing Director or his Affiliates from such Fund and a 10% interest in all Net Consulting Fees and

Net Investment Banking Fees (collectively, "Net Fees") received by such Managing Director or his Affiliates from transactions and/or investee companies of the Fund, but Leucadia, Inc. shall have no interest in any Management Fees received by such Managing Director or his Affiliates from such Fund or in any profit participations, Net Fees or Management Fees received by such Managing Director or his Affiliates from or in respect of any other fund raised by the Managing Director or his Affiliates. For example, if such Managing Director or his Affiliates receives from such Fund a $500,000 asset management fee, $500,000 in Net Fees and $2,000,000 in profit participation, Leucadia, Inc. shall be entitled to no part of the asset management fee, $50,000 of the Net Fees ($500,000 x 10% = $50,000) and $200,000 of the profit participation ($2,000,000
x 10% = $200,000) received by the Managing Director or his Affiliates from or in respect of the Fund. Payments in respect of Leucadia, Inc.'s interest in such sums shall be made promptly upon receipt thereof by the Managing Director or his Affiliates from or in respect of the Fund.

            (b) If the LLC is dissolved pursuant to Section 5.04(a) because of any of the events enumerated therein, then,

                      (i) in addition to all other sums to which Leucadia, Inc.
            shall be entitled under this Agreement, Leucadia, Inc. shall be entitled to receive its pro rata interest in all Net Buyout Fees and Net Investment Banking Fees received from Clients pursuant to definitive agreements entered into prior to the dissolution of the LLC; and

                     (ii) for so long as either or both of The John W. Jordan II
            Revocable Trust and David W. Zalaznick or any Affiliate receive Net Consulting Fees from Clients (including Clients of the affiliated entities referred to in subparagraph (d) below) existing at the time of dissolution of the LLC, Leucadia, Inc. shall be entitled to promptly receive from The John W. Jordan II Revocable Trust and David W. Zalaznick a percentage of Net Consulting Fees received from Clients. The percentages to be received by Leucadia, Inc. are as follows:

                        (A) Fees earned from companies involved in Buy-Outs
                  which closed prior to December 3, 1983 (plus the David B. Lilly transaction) - 50% (See Exhibit I, Schedule A);

                        (B) Fees earned from companies involved in Buy-Outs
                  which closed in calendar year 1984 (except David B. Lilly) - 35% (See Exhibit I, Schedule B);

                        (C) Fees earned from companies involved in Buy-Outs
                  which closed in calendar year 1985 - 30% (See Exhibit I - Schedule C);

                        (D) Fees earned from companies involved in Buy-Outs
                  which closed in calendar year 1986 and all years thereafter - 25% (See Exhibit I, Schedule D).

                  The foregoing percentages shall only be payable with respect to that portion of Net Consulting Fees received from each Client that exceeds $50,000 in any calendar year. A Managing Director shall cause Exhibit I, Schedule D to be updated annually as of December 31 of each year and each such updated
                  Exhibit I shall be incorporated automatically as an exhibit to this Agreement.

            Notwithstanding anything to the contrary contained herein, with respect to Net Consulting Fees paid by JII, Leucadia, Inc. shall be entitled to receive (x)

      16.975% of the first $1 million of Net Consulting Fees paid in any calendar year, and (y) for so long as Leucadia remains a shareholder of JII, 10% of all Net Consulting Fees paid in excess of $1 million in any calendar year. The foregoing fees shall not be reduced by the $50,000 amount referenced above.

            With respect to Jordan/Zalaznick Advisors, Inc. ("JZAI"), no provision of this Agreement shall affect Leucadia, Inc.'s right to receive 10% of the net income of JZAI for so long as JZAI remains in existence. The foregoing payments shall not be reduced by the $50,000 amount referenced.

            (c) It is expressly agreed by the Members that all consulting fees paid to the LLC by the companies listed on Exhibit I, Schedule E, shall be the exclusive property of The John W. Jordan II Revocable Trust and David W. Zalaznick.

            (d) It is expressly acknowledged that all companies listed on
Exhibit I, Schedules A,B,C & D are Clients of either the LLC, JZCC or TJC Management Corp. ("TJM"). For purposes of this Agreement, JZCC and TJM shall each be deemed an Affiliated Entity. In the event that the LLC is dissolved pursuant to Section 5(a) hereof, all of The John W. Jordan II Revocable Trust's and David W. Zalaznick's obligations to make payments to Leucadia, Inc. pursuant to Section 5.06(b) hereof may be satisfied by any Affiliated Entity.

                               ARTICLE VI
                         LLC COSTS AND EXPENSES

Section 6.1.  Compensation to Managing Directors

            (a)   The LLC shall pay, as a fee (the "Management
Fee") for the services set forth in Section 2.1(a)(iii), the excess of the Additional Capital Contributions made by Leucadia, Inc. over the expenses of the LLC (to the extent not reimbursed by Clients) to John W. Jordan II and David W. Zalaznick in such proportions as they may agree but not in excess of $625,000 per calendar quarter of 1990, $687,500 per calendar quarter of 1991 and $750,000 per calendar quarter of 1992 and thereafter. The Management Fee will be treated by the LLC as a deduction. Any Managing Director is authorized to make the payments set forth in this paragraph.

            The Managing Directors shall not receive any other compensation or fee for services hereunder, except as provided for in this Agreement.

            (b) In 1991, the LLC acquired a controlling interest in Fannie May Candy Company, a Chicago based candy manufacturer. The LLC will open a Chicago office to allow the John W. Jordan II Revocable Trust, as a Managing

Director, to monitor the LLC's investment in Fannie May Candy Company as well as to more closely monitor its continuing investment in Jordan Industries, Inc., which is headquartered in Deerfield, Illinois, a Chicago suburb. In order to manage the LLC's increasing Chicago area business investments better, in 1991 Mr. Jordan relocated his permanent residence from New York to Illinois. The LLC's continued New York business interests, however, requires Mr. Jordan periodically to return to New York. In recognition of the additional expenses incurred by Mr. Jordan on behalf of the LLC in maintaining a New York place of abode for this purpose, and in order to facilitate Mr. Jordan's New York business trips, as compensation for the expenses Mr. Jordan incurs in continuing to maintain a New York place of abode for LLC business purposes, it is hereby agreed that for purposes of Section 6.1(a) hereof, Messrs. Jordan and Zalaznick agree that the LLC shall pay to Mr. Jordan the first $250,000 of the Management Fee per calendar year commencing in calendar 1992, with the balance of the Management Fee to be allocated as agreed upon by Messrs. Jordan and Zalaznick pursuant to Section 6.1(a). The allocation of $250,000 of the Management Fee pursuant to this subsection 6.1(b) will be reviewed annually.

Section 6.2.  Organizational Expenses

            The LLC shall pay all expenses, including any legal and accounting fees and disbursements, incurred in connection with the organization of the LLC.

Section 6.3.  Operating Expenses

            (a) A Managing Director may, in his sole discretion, as needed for the proper conduct of the LLC business, incur telephone, telegraph, secretarial, bookkeeping, publication, consulting, accounting and legal expenses, and such other ordinary operating costs and expenses.

            (b) Messrs. Jordan and Zalaznick shall be reimbursed for their reasonable out-of-pocket expenses incurred by them in discharging their functions and responsibilities hereunder.

            (c) The expenses of the LLC, including the management fee, shall be paid from the Additional Capital Contributions, to the extent thereof.

                               ARTICLE VII
                            REPORT TO MEMBERS

Section 7.1.  Books of Account

            Appropriate books of account shall be kept at the principal place of business of the LLC, and each Member and its representatives shall have access to all books, records and accounts and the right to make copies thereof during regular business hours.

Section 7.2.  Audit and Reports

            (a) If requested by at least two members of the Committee, the books and records of the LLC shall be audited as of the end of each fiscal year of the LLC by a firm of independent accountants selected by three members of the Committee. Within 90 days after the end of each fiscal year, the LLC shall furnish to each Director a report setting forth as at the end of such fiscal year:

                      (i) a balance sheet and income statement (for each such
            fiscal year) of the LLC reported on by such accounting firm, if applicable;

                     (ii) such Member's Capital Account;

                    (iii) the amount of such Member's share in the
            LLC's taxable income or loss for such year, in sufficient detail to enable him or it to prepare his or its applicable federal, state and other tax returns; and

                     (iv) any other additional information which a
            Managing Director shall deem necessary or appropriate.

            (b) A Managing Director shall prepare or cause to be prepared all applicable federal, state and local tax returns ("Returns") for each year for which such Returns are required to be filed. With the approval of at least three members of the Committee, a Managing Director shall also determine whether to make any applicable election, claim any available credit or adopt any other method or procedure relating to the preparation of the Returns, and shall have the power to take any and all action necessary or appropriate under applicable or relevant laws or regulations thereunder. All tax elections and determinations so made by the Managing Director shall be final and binding upon all Members and their respective successors, assigns, heirs and Legal Representatives.

                              ARTICLE VIII
                              MISCELLANEOUS

Section 8.1.  Binding Effect

            This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs and Legal Representatives of the respective Members.

Section 8.2.  Notices

            All notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, return receipt requested, to the LLC, 767 Fifth Avenue, New York, New York 10153, and to Leucadia at 315

Park Avenue South, New York, New York 10010, or such other address of the LLC as to which the Members shall have been given notice, and to the Members, at the respective addresses last made known to the LLC. A Member may designate a new address by notice to that effect given to the LLC.

Section 8.3.  Counterparts

            This Agreement may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same Agreement.

Section 8.4.  Completeness; Amendment

            This Agreement sets forth the entire understanding of the parties hereto, and no provision hereof may be amended, waived or modified at any time except with the written consent of all Members.

Section 8.5.  Power of Attorney

            Each of the Members hereby irrevocably constitutes and appoints each of the Managing Directors his or its true and lawful representative and attorney in fact, in his or its name, place and stead, to make, execute, acknowledge and file with the appropriate authority:

                      (i) any certificate and other instruments which may be required to be filed by the LLC under the laws of any jurisdiction or which such Managing Director shall deem advisable, in his sole discretion, to file; and

                     (ii) any certificate or other instruments which may be
            required to effectuate the dissolution and termination of the LLC as provided for hereunder; it being expressly understood and intended by each of the Members that such power of attorney shall be irrevocable and shall survive any assignment or attempted assignment of the whole or any part of the interest in the LLC of a Member and, in the event of a permitted assignment hereunder, shall be binding upon the assignee thereof.

Section 8.6.  Section Headings

            The section headings contained in this Agreement are for convenience of reference only and shall not limit or define the text hereof.

Section 8.7.  Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of New York.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              THE JOHN W. JORDAN II REVOCABLE TRUST

                              By: /s/ John W. Jordan II
                                  ------------------------------------------
                                  John W. Jordan II, Trustee


                                  /s/ David W. Zalaznick
                                  ------------------------------------------
                                  DAVID W. ZALAZNICK



                              LEUCADIA, INC.

                              By: /s/ Joseph A. Orlando
                                  ------------------------------------------
                                  Joseph A. Orlando,
                                  Vice President

                                                                     EXHIBIT I


                                                              Acquisition Date
                                                              ----------------


Schedule A
----------

Cape Craftsmen, Inc.                                        11/23/83
David B. Lilly Co., Inc.                                    01/31/84

Schedule B
----------

Jones Plumbing Systems, Inc.                                07/12/84

Schedule C
----------

Coronet Manufacturing Company, Inc.                         04/02/85

Schedule D
----------

Eastern Home Products, Inc.                                 08/07/86
Allied International Holdings, Inc.                         11/26/86
Gator Industries, Inc.                                      12/29/86
Wintermute Industries, Inc.                                 04/07/88
Rally Manufacturing, Inc.                                   04/18/88
Rockwood Industries Inc.                                    06/23/88
Sea Gull Lighting, Inc.                                     11/18/88
Polaris Pool Systems, Inc.                                  03/08/89
American Safety Razor, Inc.                                 04/14/89
Custom Chrome, Inc.                                         08/25/89
Newpac Industries Inc.                                      03/23/90

Schedule E
----------

House of Ronnie, Inc.
Marisa Christina, Inc.
Roanna Togs, Inc.